Exhibit 99.1
III. STATEMENT OF DIRECT FUNDED BORROWINGS OF THE PROVINCE
AS AT MARCH 31, 2010

			Interest
Series	Date of Maturity	Year of Issue	Rate (%)	Amount Outstanding	Ref
				($ thousands)
Debenture Loans
(A) Payable in Canadian Dollars:
EO	25-Jan-11	2001	5.85	575,000	(1)
CM	15-May-11	1991	10	299,827	(1)
FB	22-Sep-11	2004	4.625	150,000	(1)
ER	3-Dec-12	2002	5.25	550,000	(1)
EW	17-Apr-13	2003	5.5	125,000	(1)
FG	3-Jun-13	2006	4.25	300,000	(1)
DE	22-Jul-13	1993	8.5	300,000	(1	)(3)
EZ	3-Dec-13	2003	5.05	500,000	(1	)(3)
FM	1-Sep-14	2009	3.05	250,000	(1)
FC	3-Dec-14	2004	4.8	600,000	(1)
EY	3-Dec-15	2003	5.2	450,000	(1)
FF	1-Mar-16	2005	4.3	500,000	(1)
FJ	22-Sep-17	2007	4.7	250,000	(1)
PC	5-Mar-18	2007	4.25	250,000	(1)
FP	3-Jun-20	2010	4.15	550,000	(1)
DT	22-Dec-25	1995	7.75	300,000	(1	)(3)
CL	5-Mar-31	1991	10.5	599,945	(1)
FA	5-Mar-37	2004	5.7	700,000	(1)
PB	5-Mar-38	2007	4.6	950,000	(1)
FK	5-Mar-40	2008	4.65	550,000	(1)
FN	5-Mar-50	2009	4.7	200,000	(1)

Total Debenture Loans				8,949,772

Medium-Term Notes
C093-MTN	15-May-10	2007	Floating	200,000	(1)
C102-MTN	15-Jul-10	2009	Floating	100,000	(1)
C022-MTN	15-Jul-10	1998	5.5	40,000	(1)
C108-MTN	1-Sep-10	2009	Floating	100,000	(1)
C099-MTN	1-Dec-10	2009	Floating	115,000	(1)
C056-MTN	31-Mar-11	2003	5.29	3,406	(1)
C097-MTN	2-Jun-11	2008	Floating	300,000	(1)
C100-MTN	1-Nov-11	2008	Floating Step	185,000	(1)
C096-MTN	27-Feb-12	2008	Floating	125,000	(1)

			Interest
Series	Date of Maturity	Year of Issue	Rate (%)	Amount Outstanding	Ref
				($ thousands)
C095-MTN	2-May-12	2008	Floating	425,000	(1)
C105-MTN	2-Jun-12	2009	Floating	250,000	(1)
C098-MTN	30-Jul-12	2008	Floating Step	125,000	(1)
C107-MTN	4-Sep-12	2009	Floating	300,000	(1)
C112-MTN	15-Mar-13	2010	Floating	200,000	(1)
C081-MTN	27-Sep-13	2005	Discount	100,000	(1)
C083-MTN/RRB	1-Dec-13	2006	1.753	24,562	(1)
C111-MTN	17-Apr-14	2010	Floating	145,000	(1)
C011-MTN	22-Sep-17	1997	6.5	280,454	(1)
C012-MTN	22-Sep-17	1997	6.5	100,000	(1)
C023-MTN	15-Nov-18	1998	5.5	250,000	(1)
C084-MTN/RRB	1-Dec-18	2006	1.738	90,773	(1)
C077-MTN	11-Feb-20	2005	STEP	475,000	(5)
C074-MTN	3-Dec-29	2004	STEP	100,000	(6)
C049-MTN	26-Jul-32	2002	4.31	50,000	(1)
C052-MTN	29-Oct-32	2002	5.975	30,000	(1)
C076-MTN	19-Jan-35	2005	STEP	75,000	(5)
C086-MTN	30-Jun-36	2006	STEP	50,000	(6)
C087-MTN/RRB	1-Dec-36	2006	2	104,210	(1)
C091-MTN	16-Jul-39	2007	STEP	100,000	(10)
C031-MTN	5-Mar-40	2001	6.2	276,000	(1)
C040-MTN	5-Mar-42	2002	6	350,000	(1)
C068-MTN	5-Mar-44	2004	5.8	120,000	(1)
C092-MTN	5-Mar-44	2007	5	100,000	(1)
C110 MTN	5-Mar-60	2009	5.2	125,000	(1)
C109 MTN	5-Mar-63	2009	4.625	75,000	(1)

				5,489,405

L004 - MTN	22-Sep-17	2000	6.5	25,000	(1)
L003- MTN	15-Nov-18	2000	5.5	75,000	(1)

				100,000

H052	30-Apr-13	2009	Floating	84,000	(1)
H050	31-Oct-13	2009	Floating	270,000	(1)
H051	31-Oct-13	2009	Floating	150,000	(1)
H046 - MTN	16-Jun-14	2009	STEP	12,000	(5)
H049 - MTN	2-Sep-16	2009	STEP	13000	(5)
H033 - MTN	15-Nov-18	2007	5.5	80,000	(1)
H048 - MTN	17-Jul-19	2009	4.05	12,000	(4)
H047 - MTN	2-Jul-25	2009	5.15	35,000	(4)
H027 - MTN	31-Oct-35	2005	STEP	11,000	(4)

				667,000

			Interest
Series	Date of Maturity	Year of Issue	Rate (%)	Amount Outstanding	Ref
				($ thousands)
D026-MTN	14-Apr-10	2000	Floating	15,000	(1)
D156-MTN	2-Jun-11	2008	Floating	50,000	(1)
D155-MTN	15-Sep-12	2008	Floating	100,000	(5)
D151-MTN/RRB	1-Dec-13	2006	1.753	44,853	(1)
D161-MTN	15-Jul-16	2009	STEP	10,000	(5)
D136-MTN	1-Oct-17	2005	STEP	15,000	(5)
D147-MTN	15-Nov-18	2005	5.5	50,000	(1)
D152-MTN	15-Nov-18	2007	5.5	45,000	(1)
D150-MTN/RRB	1-Dec-18	2006	1.738	90,773	(1)
D163-MTN	1-Jan-20	2009	STEP	19,000	(5)
D096-MTN	1-Dec-20	2004	5.43	40,000	(4)
D162-MTN	1-Oct-21	2009	STEP	20,000	(5)
D133-MTN	15-Jul-25	2005	5.125	10,000	(5)
D134-MTN	1-Oct-30	2005	5.1	16,000	(4)
D135-MTN	1-Oct-30	2005	5.16	15,000	(4)
D141-MTN	1-Oct-30	2005	5.23	10,000	(5)
D025-MTN	5-Mar-31	2000	6.3	310,000	(1)
D129-MTN	5-Mar-31	2005	STEP	100,000	(5)

				960,626

Total Medium Term Notes				7,217,031

Canadian Issues Swapped to USD:
CAD $
DE	22-Jul-13	1993	N/A	300,000
EZ	3-Dec-13	2003	N/A	390,500
DT	23-Dec-25	1995	N/A	130,000

				(820,500)

Foreign Issues Swapped to Canadian Dollars:
FD	12-Apr-10	2005	N/A	179,000
PA	15-Feb-12	2007	N/A	708,000
FO	22-Apr-13	2010	N/A	207,850
C106	30-Apr-14	2009	N/A	95,600
FL	5-May-14	2009	N/A	330,000
EZ	3-Dec-13	2004	N/A	208,320
FI	17-Sep-14	2007	N/A	255,000
FE	1-Sep-15	2005	N/A	255,000
AZ	17-Jul-16	1986	N/A	200,630
C037	1-Nov-16	2001	N/A	13,110
C036	21-Nov-16	2001	N/A	39,340
BM	15-Jan-18	1988	N/A	254,960
BU	1-Dec-18	1988	N/A	136,375
CB	15-Jan-20	1990	N/A	369,400

			Interest
Series	Date of Maturity	Year of Issue	Rate (%)	Amount Outstanding	Ref
				($ thousands)
CD	1-Apr-20	1990	N/A	412,815
C113	29-Mar-30	2010	N/A	102,923

				3,768,323

Total Canadian Dollars				19,114,626

(B) Payable in Canadian Dollars:
FD	12-Apr-10	2005	4.45	355,460	(1	)(2)
PA	15-Feb-12	2007	5	708,000	(1	)(2)
FO	22-Apr-13	2010	2.125	614,090	(1	)(2)
AZ	17-Jul-16	1986	7.75	151,720	(1	)(2)
FH	6-Dec-16	2006	4.9	507,800	(1	)(2)
BM	15-Jan-18	1988	9.125	203,120	(1	)(2)
EE	15-Sep-18	1988	9.5	203,120	(1)
BU	1-Dec-18	1988	9.625	304,680	(1	)(2)
CB	15-Jan-20	1990	8.8	253,900	(1	)(2)
CD	1-Apr-20	1990	9.25	304,680	(1	)(2)
CO	15-Sep-21	1991	8.875	304,680	(1)

				3,911,250

Medium-Term Notes (Payable in U.S. Dollars)
C094	22-Feb-11	2008	Floating	203,120	(5	)(2)

				203,120

Foreign Issues swapped to Canadian Dollars:
FD	12-Apr-10	2005	N/A	149,242
PA	15-Feb-12	2007	N/A	708,000
FO	17-Apr-13	2010	N/A	207,850
AZ	17-Jul-16	1986	N/A	151,720
BM	15-Jan-18	1988	N/A	203,120
BU	1-Dec-18	1988	N/A	101,560
CB	15-Jan-20	1990	N/A	253,900
CD	1-Apr-20	1990	N/A	304,680

				(2,080,072)

Foreign Issues swapped to U.S. Dollars:
C032	12-Oct-10	2000	N/A	47,682
DE	22-Jul-13	1993	N/A	191,326
EZ	3-Dec-13	2003	N/A	152,340
DT	23-Dec-25	1995	N/A	130,000

				521,348

Total US Dollars				2,555,646

			Interest
Series	Date of Maturity	Year of Issue	Rate(%)	Amount Outstanding	Ref
				($ thousands)
(C) Payable in Swiss Francs:
FI	17-Sep-14	2007	2.625	260,442	(1	)(3)
FL	5-May-14	2009	2.26	289,380	(1	)(3)

				549,822

Swapped to Canadian Dollars:
FI	17-Sep-14	2007	2.632	260,442
FL	5-May-14	2009	2.26	289,380	(1	)(3)

				(549,822)

Total Swiss Francs				0

(D) Payable in Japanese Yen:
C032	12-Oct-10	2000	1.895	54,350	(1	)(3)
C036	21-Nov-16	2001	2.00	32,610	(1	)(2)
C037	21-Nov-16	2001	2.03	10,870	(1	)(2)

				97,830

Japanese Yen Issues swapped to Canadian Dollars:
C036	21-Nov-16	2001	2.00	32,610
C037	21-Nov-16	2001	2.03	10,870

				(43,480)

Japanese Yen Issues swapped to U.S. Dollars:
C032	12-Oct-10	2000	1.9	54,350

				(54,350)

Total Japanese Yen				0

(E) Payable in New Zealand Dollars:
FE	1-Sep-15	2005	6.38	216,240	(1	)(2)

				216,240

Swapped to Canadian Dollars:
FE	1-Sep-15	2005	Floating	216,240

				(216,240)

Total New Zealand Dollars				0

(F) Payable in Hong Kong Dollars:
C106	1-Sep-15	2009	3.00	78,477	(1	)(2)

				78,477

Swapped to Canadian Dollars:
C106	1-Sep-15	2009	Floating	78,477

				(78,477)

Total Hong Kong Dollars				0

			Interest
Series	Date of Maturity	Year of Issue	Rate(%)	Amount Outstanding	Ref
				($ thousands)
(G) Payable in European Euro:
C113	29-Mar-30	2010	4.00	103,028	(1	)(2)

				103,028

Swapped to Canadian Dollars:
C113	29-Mar-30	2010	4.00	103,028

				(103,028)

Total European Euro				0

Builder Bonds (Payable in Canadian Dollars)
BB # 9	15-Jun-10	2005	Floating	4,542	(6)
	15-Jun-10	2005	Fixed	16,281	(1)
	15-Jun-10	2005	Fixed	7,782	(1)
BB # 10	15-Jun-13	2008	Floating	3,634	(6)
	15-Jun-11	2008	Fixed	21,327	(1)
	15-Jun-13	2008	Fixed	2,306	(1)
	15-Jun-13	2008	Fixed	1,084	(1)
BB # 11	15-Jun-14	2009	Floating	84,392	(6)
	15-Jun-12	2009	Fixed	8,964	(1)
	15-Jun-14	2009	Fixed	2,138	(1)
	15-Jun-14	2009	Fixed	2,667	(1)

				155,117

Total Bonds and Debentures				21,825,389

Canada Pension Plan (Payable in Canadian Dollars)
	2007 - 2019	Various	5.67 - 11.33	295,866	(9)
CPPIB-001-MTN	7-Aug-37	2007	5.04	81,158	(1)
CPPIB-002-MTN	1-Dec-38	2009	4.67	102,577	(1)

				479,601

Government Business Enterprises
				10,000

Health Care Facilities
				283,561

Government of Canada
				64,612

Province of Manitoba Prom Notes
	2010	Various	0.21 - 0.28	200,000

Immigrant Investor Program (IIP)
	2010 - 2015	Various	1.597 - 4.60	235,110

			Interest
Series	Date of Maturity	Year of Issue	Rate (%)	Amount Outstanding	Ref
				($ thousands)
Treasury Bills Payable in Canadian Dollars
	2009	Various		1,300,000

TOTAL BORROWINGS				24,398,273

IV. STATEMENT OF SECURITIES GUARANTEED BY THE PROVINCE
AS AT MARCH 31, 2010

			Interest
Series	Date of Maturity	Year of Issue	Rate	Outstanding Amount	Ref.
	(In thousands of dollars)

BORROWINGS OF SELF-SUPPORTING UTILITIES:
The Manitoba Hydro-Electric Board
Savings Bonds: (Payable in Canadian Dollars)
Series 1	15-Jun-92	1989	Matured	75
Series 2	15-Jun-93	1990	Matured	25
Series 3	15-Jun-96	1991	Matured	111
Series 4	15-Jun-97	1992	Matured	401
Series 5	15-Jun-01	1996	Matured	647	(6)
Series 6	15-Jun-02	1997	Matured	113	(6)
	15-Jun-00	1997	Matured	182
	15-Jun-02	1997	Matured	159
Series 9
5 yr floating	15-Jun-11	2006	Floating	10,705
5 yr fixed annual	15-Jun-11	2006	4.35	7,547
5 yr fixed compound	15-Jun-11	2006	4.35	7,329
Series 10
5 yr floating	15-Jun-12	2007	Floating	6,846
3 yr fixed annual	15-Jun-10	2007	4.6	84,566
5 yr fixed annual	15-Jun-12	2007	4.65	8,925
5 yr fixed compound	15-Jun-12	2007	4.65	6,420

				134,051

Manitoba Hydro Promissory Notes				0
City of Winnipeg Hydro Bonds				117,000
Total Self-Supporting Guaranteed Debt				251,051
Grow Bonds				3,650

Total Securities Guaranteed				254,701

References:
1. Non-callable/redeemable.
2. All or part swapped into Canadian dollars.
3. All or part swapped to U.S. dollars.
4. Callable as per terms.
5. Extendable as per terms.
6. Redeemable at holder’s option, prior to maturity.
7. 91-day Treasury Bills issued by tender in the amount of $100,000,000 weekly.
8. The Province has only guaranteed the principal portion of the issue.
9. Held by and callable at par at the option of the Minister of Finance of Canada on 6 months’ notice, subject to the requirements of the Canada Pension Plan.
10. Puttable at the holder’s option.